UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.02, below.

Item 3.02 Unregistered Sales of Equity Securities.

On July 23, 2020, Mateon Therapeutics, Inc. (the “Company”) initially entered into subscription agreements with certain accredited investors (“Subscription Agreement”), whereby the Company issued and sold a total of 40 units (“Units”), with each Unit consisting of (i) 25,000 shares of the common stock, par value $0.01 per share (“Edgepoint Common Stock”), of EdgePoint AI, Inc., a Delaware Corporation (“EdgePoint”), a division of the Company, for a price of $1.00 per share of Edgepoint Common Stock; (ii) one convertible promissory note issued by the Company (the “Note”), convertible into up to 25,000 shares of EdgePoint Common Stock at a conversion price of $1.00 per share, or up to 138,889 shares of the Company’s common stock, par value $0.01 per share (“Mateon Common Stock”), at a conversion price of $0.18 per share; and (iii) 100,000 warrants (the “Warrants”), consisting of (a) 50,000 warrants to purchase an equivalent number of shares of EdgePoint Common Stock at $1.00 per share (“Edgepoint Warrant”), or (b) 50,000 warrants to purchase an equivalent number of shares of Company Common Stock at $0.20 per share (“Mateon Warrant”) (the “Financing”). Subsequently on August 7, 2020, the Company entered into subscription agreements with certain accredited investors and sold an additional 10 Units. Between December 7, 2020 and March 22, 2021, the Company sold the remaining 50 Units and has completed the Financing.

JH Darbie and the Company are parties to a placement agent agreement, dated February 25, 2020 (“Agreement”) pursuant to which JH Darbie had the right to sell a minimum of 40 Units and a maximum of 100 Units on a best-efforts basis. The Financing resulted in gross proceeds of $5.0 million to the Company. Placement agent fees of approximately $650,000 were paid to JH Darbie & Co., Inc. (“JH Darbie”). In addition, JH Darbie received 500,000 Mateon Warrants and 500,000 Edgepoint Warrants to purchase an equivalent number of shares of EdgePoint Common Stock at $1.00 per share or (b) 50,000 warrants to purchase an equivalent number of shares of Company Common Stock at $0.20 per share, in accordance with the Agreement.

In connection with the consummation of the Financing, the Company entered into a Registration Rights Agreement granting certain registration rights with respect to the shares of Mateon Common Stock issued in connection with the Financing, as well as the shares of Mateon Common Stock issuable upon exercise of the Mateon Warrants.

The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and Warrants and any shares of Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

A copy of each of the Subscription Agreement, Agreement, Edgepoint Warrants, Mateon Warrants, Note and Registration Rights Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing descriptions of the material terms of the Subscription Agreement, Agreement, Edgepoint Warrants, Mateon Warrants, Note and Registration Rights do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Edgepoint Warrant
10.3	Form of Mateon Warrant
10.4	Form of Note
10.5	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: March 26, 2021		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer